MINERAL MOUNTAIN
MINING & MILLING

# Mineral Mountain Mining & Milling Company

A Public Corporation

Corporate Headquarters
13 Bow Circle Road
Suite 170
Hilton Head, South Carolina 29928
(917) 587-8153
www.mineralmtnminingmilling.com

## SUBSIDIARIES OF MINERAL MOUNTAIN MINING & MILLING COMPANY

**Nomadic Gold Mines, Inc.**
**125 North Willow Street, Suite B**
**Kenai, Alaska 99611**
**Alaska Entity Number 10035331**

**Lander Gold Mines, Inc.**
**5968 North Government Way**
**Suite 305**
**Dalton Gardens, Idaho 83815**
**Idaho Filing ID 2016-000728066**

**As of February 21, 2018**